Exhibit 99.1

For Immediate RELEASE

VWR CORPORATION ANNOUNCES PRIVATE OFFERING OF SENIOR NOTES

Radnor, PA, March 17, 2015—VWR Corporation (NASDAQ: VWR), a leading, independent provider of laboratory products, services and solutions to the global life sciences, general research and applied markets, announced today that its wholly owned subsidiary, VWR Funding, Inc. (the “Issuer”), intends to offer, subject to market and other customary conditions, €500 million in aggregate principal amount of senior notes due 2022 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed, jointly and severally, by certain of the Issuer’s existing and future domestic subsidiaries. The Notes and the related guarantees will be senior unsecured obligations of the Issuer and the guarantors.

The Issuer intends to use the net proceeds from the offering to repay current outstanding borrowings under its multi-currency revolving loan facility and accounts receivable facility and a portion of its U.S. dollar-denominated term loans. Management believes the offering will provide VWR with added flexibility to refinance its 7.25% senior notes and its senior secured credit facility, which both mature in 2017, and with added liquidity to support its growth initiatives.

The Notes and the related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering circular.

About VWR

VWR (NASDAQ: VWR), headquartered in Radnor, Pennsylvania, is a leading, global, independent provider of products, services and solutions to laboratory and production facilities. With sales in excess of $4.3 billion in 2014, VWR enables science for customers in the pharmaceutical, biotechnology, industrial, education, government and healthcare industries. With more than 160 years of experience, VWR has cultivated a value proposition delivering product choice, operational excellence and differentiated services to improve our customers’ productivity from research to production. VWR’s differentiated services provide innovative, flexible and customized solutions from scientific research services to custom-manufactured chemical blends. Our dedicated team of more than 8,500 associates is focused on supporting scientists, medical professionals and production engineers to achieve their goals.

Forward-Looking Statements

This press release contains forward-looking statements with respect to the initial public offering, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that VWR and its management have made in light of perceptions of expected future developments and other factors VWR and its management believe are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect VWR’s actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others, risks and uncertainties related to the capital markets. All forward-looking statements attributable to VWR or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and VWR undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact

Valerie Collado

Director, Corporate Communications

VWR Corporation

484.885.9338

valerie_collado@vwr.com

Investor Contact

John Sweeney, CFA

VP, Investor Relations

610.386.1483

ir@vwr.com